SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


                          Filed by the Registrant [X]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ]   Confidential,  for Use of the  Commission  Only  (as  permitted  by Rule
       14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                          ARONEX PHARMACEUTICALS, INC.
                (Name of Registrant as Specified In Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:



[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                                [GRAPHIC OMITTED]





                          8707 Technology Forest Place
                         The Woodlands, Texas 77381-1191






                                 April 30, 1998




TO OUR STOCKHOLDERS:

       You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Aronex Pharmaceuticals, Inc. to be held on Thursday, June 11, 1998, at 1:30 p.m., local time, at The Woodlands Executive Conference Center, 2301 North Millbend Drive, The Woodlands, Texas. A Notice of the Annual Meeting, Proxy Statement and form of proxy are enclosed with this letter.

       We  encourage  you to read the  Notice of the  Annual  Meeting  and Proxy
Statement so that you may be informed about the business to come before the meeting. Your participation in the Company's business is important, regardless of the number of shares that you hold. To ensure your representation at the meeting, please promptly sign and return the accompanying proxy card in the postage-paid envelope.

        We look forward to seeing you on June 11, 1998.


                                             Sincerely,



                                             Geoffrey F. Cox, Ph.D.
                                             Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 11, 1998


To the Stockholders of Aronex Pharmaceuticals, Inc.:

         The Annual Meeting of Stockholders (the "Annual Meeting") of Aronex Pharmaceuticals, Inc. (the "Company") will be held on Thursday, June 11, 1998, at 1:30 p.m., local time, at The Woodlands Executive Conference Center, 2301 North Millbend Drive, The Woodlands, Texas, for the following purposes:

                  1. To elect two Class I directors of the Company, each to serve until the Company's 2001 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

                  2.  To  vote  upon  a  proposal   to  approve  and  adopt  the
         Aronex Pharmaceuticals, Inc. 1998 Stock Option Plan;

                  3. To ratify and approve the appointment of Arthur Andersen LLP as the Company's independent public accountants for its fiscal year ending December 31, 1998; and

                  4. To act upon such other business as may properly come before the meeting or any adjournments thereof.

         Only stockholders of record at the close of business on April 15, 1998 will be entitled to notice of and to vote at the Annual Meeting.

         It is important that your shares be represented at the Annual Meeting regardless of whether you plan to attend. THEREFORE, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE. If you are present at the Annual Meeting, and wish to do so, you may revoke the proxy and vote in person.

                                             By Order of the Board of Directors,


                                             Terance A. Murnane
                                             Secretary

The Woodlands, Texas
April 30, 1998

                          ARONEX PHARMACEUTICALS, INC.
                          8707 Technology Forest Place
                         The Woodlands, Texas 77381-1191

                           ---------------------------


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS


                            To Be Held June 11, 1998



                    SOLICITATION AND REVOCABILITY OF PROXIES

         The accompanying Proxy is solicited by the Board of Directors of Aronex Pharmaceuticals, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders of the Company to be held on Thursday, June 11, 1998, at 1:30 p.m., local time, at The Woodlands Executive Conference Center, 2301 North Millbend Drive, The Woodlands, Texas, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournment(s) of the Annual Meeting. If the accompanying Proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the directions noted thereon or, if no direction is indicated, it will be voted in favor of the proposals described in this Proxy Statement. In addition, the Proxy confers discretionary authority to the persons named in the Proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. The Board of Directors is not currently aware of any such other matters.

         Each stockholder of the Company has the unconditional right to revoke his Proxy at any time prior to its exercise, either in person at the Annual
Meeting or by written notice to the Company addressed to Secretary, Aronex Pharmaceuticals, Inc., 8707 Technology Forest Place, The Woodlands, Texas 77381-1191. No revocation by written notice will be effective unless such notice has been received by the Secretary of the Company prior to the day of the Annual Meeting or by the inspector of election at the Annual Meeting.

         The principal executive offices of the Company are located at 8707 Technology Forest Place, The Woodlands, Texas 77381-1191. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy are being mailed to the Company's stockholders on or about April 30, 1998.

         In addition to the solicitation of proxies by use of this Proxy Statement, directors, officers and employees of the Company may solicit the return of proxies by mail, personal interview, telephone or telegraph. Officers and employees of the Company will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.

         All costs of preparing, printing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement, the enclosed form of Proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation, will be borne by the Company.

                             PURPOSES OF THE MEETING

         At the Annual Meeting, the Company's stockholders will be asked to consider and act upon the following matters:

          1. The election of two Class I directors of the Company, each to serve until the Company's 2001 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

          2. A proposal to approve and adopt the Aronex Pharmaceuticals, Inc. 1998 Stock Option Plan;

          3. A proposal to ratify and approve the appointment of Arthur Andersen LLP as the Company's independent public accountants for its fiscal year ending December 31, 1998; and

          4. Such other business as may properly come before the meeting or any adjournments thereof.


                                QUORUM AND VOTING

         The close of business on April 15, 1998 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to vote at the Annual Meeting and any adjournment(s) thereof. As of the Record Date, the Company had issued and outstanding 15,467,281 shares of Common Stock and no shares of the Company's Preferred Stock, par value $.001 per share.

         Each stockholder of record of Common Stock will be entitled to one vote per share on each matter that is called to vote at the Annual Meeting.

         The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. A plurality vote is required for the election of directors. Accordingly, if a quorum is present at the Annual Meeting, the two persons receiving the greatest number of votes will be elected to serve as directors. Withholding authority to vote for a director nominee and broker non-votes in the election of directors will not affect the outcome of the election of directors. All other matters to be voted on will be decided by the vote of the holders of a majority of the shares present or represented at the Annual Meeting and entitled to vote on such matter. On any such matter, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on such vote.

         All Proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted. Any Proxy given by a stockholder may be revoked at any time before it is exercised by the stockholder (i) filing with the Secretary of the Company an instrument revoking it, (ii) executing and returning a Proxy bearing a later date or (iii) attending the Annual Meeting and expressing a desire to vote his shares of Common Stock in person. Votes will be counted by American Stock Transfer & Trust Company, the Company's transfer agent and registrar.

                               PROPOSAL NUMBER 1:
                              ELECTION OF DIRECTORS

         The Company's Restated Certificate of Incorporation, as amended, provides that the Board of Directors of the Company is divided or "classified," with respect to the time for which they individually hold office, into three classes ("Classes I, II and III"), with each class consisting of, as nearly as possible, one third of the entire Board. The Company's Board of Directors is currently fixed at six members. Each director is elected to hold office for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. The current term for Class I Directors will expire at the Annual Meeting. The current terms for Class II and Class III Directors will expire at the 2000 and 1999 Annual Meetings of Stockholders, respectively.

         The Board of Directors has nominated and urges you to vote for the election of the two nominees identified below, who have been nominated to serve as Class I directors for a three-year term or until their successors are duly elected and qualified. Each of the nominees listed below is a member of the Company's present Board of Directors. Proxies solicited hereby will be voted for both nominees unless stockholders specify otherwise in their Proxies.

         If, at the time of or prior to the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the Proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Nominees for Director

         The two nominees for election as Class I directors and certain additional information with respect to each of them, are as follows:

                                                                                                     Year First
                Name                      Age             Position with the Company               Became a Director
                ----                      ---             -------------------------               -----------------
Martin P. Sutter.....................     43                 Director (Class I)                         1986
Ronald J. Brenner, Ph.D..............     64                 Director (Class I)                         1995

         Martin P. Sutter, a co-founder of the Company, has served as a Director of the Company since June 1986 and served as Chairman of the Board of Directors of the Company from 1986 to 1997. Since July 1988, Mr. Sutter has been the Managing General Partner of The Woodlands Venture Partners, L.P., a venture capital firm based in The Woodlands, Texas, and the General Partner of The Woodlands Venture Fund, L.P., one of the Company's principal stockholders. In addition, Mr. Sutter has been a General Partner of Essex Woodlands Health Ventures, L.P. since September 1994. From January 1985 to July 1988, he served as President of The Woodlands Venture Capital Company. Mr. Sutter is the Chairman of the Board of Directors of Zonagen, Inc., a biotechnology company based in The Woodlands, Texas, and a director of Targeted Genetics Corporation and several privately held healthcare and biotechnology companies.

     Ronald J. Brenner, Ph.D. has served as a member of the Board of Directors since September 1995. Since 1988, Dr. Brenner has been a Vice President of Hillman Medical Ventures, Inc., a venture capital firm, and a general partner of several Hillman investment partnerships. From 1984 to 1988, Dr. Brenner was President and Chief Executive Officer of Cytogen Corporation, a biotechnology company. Prior to 1984, he was Vice President, Corporate External Research, at Johnson & Johnson, a major pharmaceutical company, and also served as Chairman of McNeil Pharmaceutical, Ortho Pharmaceutical Corp. and the Cilag Companies, all subsidiaries of Johnson & Johnson. Dr. Brenner is a director of Cytogen Corporation and several privately held healthcare and environmental companies.

         The Board of Directors recommends that stockholders vote "FOR" the election of each of the above-named nominees.

Current and Continuing Directors


                         Name                            Age                           Position
Geoffrey F. Cox, Ph.D. (3)............................    54    Chairman of the Board of Directors (Class II) and
                                                                Chief Executive Officer
Gabriel Lopez-Berestein, M.D.(1)......................    50    Director (Class II) and Chief Scientific Advisor
Ronald J. Brenner, Ph.D...............................    64    Director (Class I)
James R. Butler(1) (3)................................    57    Director (Class III)
Martin P. Sutter(2) (3)...............................    43    Director (Class I)
Gregory F. Zaic(2)....................................    50    Director (Class III)

---------------------------

(1)  Member of the Audit Committee of the Board of Directors

(2)  Member of the Compensation Committee of the Board of Directors

(3)  Member of the Nominating Committee of the Board of Directors

     Information regarding the business experience of Mr. Sutter and Dr. Brenner is set forth above under the heading "-- Nominees for Director."

     Geoffrey F. Cox, Ph.D. joined the Company as Chairman of the Board and Chief Executive Officer in November 1997 and has served as a member of the Board of Directors since January 1994. Dr. Cox joined Genzyme Corporation in 1984, was appointed Managing Director of Genzyme, Ltd. (U.K.) in 1986, Senior Vice President of worldwide manufacturing operations in May 1988 and Executive Vice President in 1996, with responsibility for manufacturing operations and the Pharmaceuticals, Diagnostic Products and Genetic Diagnostic Products units of Genzyme.

     Gabriel Lopez-Berestein, M.D., a co-founder of the Company, has served as a member of the Board of Directors and the Company's Chief Scientific Advisor since January 1988. Dr. Lopez-Berestein is Professor of Medicine and Chief of the Immunobiology and Drug Carriers Section at The University of Texas M.D. Anderson Cancer Center, with which he has been affiliated since 1979. Dr. Lopez-Berestein is the author of over 125 publications in the areas of macrophage research and drug carrier technology. Dr. Lopez-Berestein is also the recipient of a number of grants and awards, including a Scholar Award of the Leukemia Society of America and various NIH awards.

     James R. Butler has served as a member of the Board of Directors since June 1997. Mr. Butler is Senior Vice President, Sales and Marketing for ALZA Corporation, a California-based pharmaceutical company developing therapeutics using its proprietary drug delivery systems. Mr. Butler has overseen ALZA Pharmaceuticals since August 1993. ALZA Pharmaceuticals has responsibility for domestic sales and marketing, government affairs, ex-U.S. commercialization of ALZA products, new product planning, and ALZA scientific. ALZA scientific is responsible for all aspects of the ALZET(R) product line. Prior to joining ALZA in 1993, Mr. Butler was Vice President and General Manager of Glaxo Inc.'s Corporate Division. Mr. Butler held numerous sales and marketing positions during his 23- year tenure at Glaxo.

         Gregory F. Zaic has served as a member of the Board of Directors since September 1995. Mr. Zaic has been an investor primarily focused on medical and life science investment opportunities since 1983. He currently is a General Partner of Prince Ventures and has served as acting president and director of many private and public companies, including GenVec, Inc., Thiktilos, Inc. and Xylos Corporation. Before his investment career, Mr. Zaic served in several financial, technical, and operational capacities, including heading the Special Products Division of Baxter, a manufacturer of custom medical devices for the cardiopulmonary and intravenous solution administration markets.

Directors' Meetings and Compensation

         During 1997, the Board of Directors met eight times and took certain additional actions by unanimous written consent in lieu of meetings. During 1997, no director of the Company attended fewer than 75 percent of the meetings of the Board of Directors, with the exception of George B. Mackaness, who attended two of the three meetings held while he was a director.

         The Company's directors do not receive any cash compensation for service on the Board of Directors or any committee. The directors are, however, reimbursed for expenses incurred in connection with attending each Board and committee meeting. Directors who are not employees of the Company are entitled to participate in the Company's Amended and Restated 1993 Non-Employee Director Stock Option Plan (the "Director Plan"). Under the Director Plan, each non-employee director receives (i) a grant of an option to purchase 25,000 shares of Common Stock upon their initial election to the Board and (ii) an annual grant of an option to purchase 7,500 shares of Common Stock on December 31 of each year provided that such director has served as a director for at least six months prior to the date of the grant. In addition, each of the Company's non-employee directors received a grant of an option to purchase 16,250 shares of Common Stock in 1997 in connection with the amendment of the Director Plan. The Director Plan also permits discretionary grants of options to non-employee directors who do not serve on the Compensation Committee of the Board of Directors. In 1997, Mr. Sutter received, prior to his appointment to the Compensation Committee, discretionary grants of options entitling him to purchase 15,000 shares of Common Stock.

         The Company has a consulting agreement with Gabriel Lopez-Berestein, M.D., whereby the Company is committed to pay annual consulting fees of $156,000 for 1998, 1999 and 2000, one-half of which is payable in cash and one-half of which is payable in shares of restricted Common Stock. The Company paid Dr. Lopez-Berestein $156,000 in cash under a predecessor agreement during the year ended December 31, 1997.

Board Committees

         The Board of Directors established a Nominating Committee in 1998. The Company's Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee's functions include making recommendations concerning the engagement of independent public accountants, reviewing with the independent public accountants the plan and results of the auditing engagement, approving professional services provided by the independent public accountants and reviewing the adequacy of the Company's internal accounting controls. The Compensation Committee makes recommendations concerning compensation, including incentive arrangements, for the Company's officers. The Compensation Committee also administers the Company's Amended and Restated 1989 Stock Option Plan and will administer the Company's 1998 Stock Option Plan if approved by the Company's stockholders at the Annual Meeting.

         During 1997, the Audit Committee met one time and the Compensation Committee met four times. During 1997, no director of the Company attended fewer than 75 percent of the number of meetings of committees on which he served, except for one audit Committee member, Geoffrey F. Cox, who did not attend the Audit Committee meeting.

                               PROPOSAL NUMBER 2:
            APPROVAL AND ADOPTION OF THE ARONEX PHARMACEUTICALS, INC.
                             1998 STOCK OPTION PLAN

General

         The Company uses stock-based awards as a part of its overall compensation program in order to align the long-term interests of its employees with those of its stockholders. The Company presently maintains the Amended and Restated 1989 Stock Option Plan under which employees, consultants and advisors of the Company are eligible to receive grants of stock options and restricted stock. As of March 19, 1998, however, the Company had granted or proposed to grant stock options and restricted stock in excess of the number of shares authorized under the Amended and Restated 1989 Stock Option Plan.

         Accordingly, on March 19, 1998, the Compensation Committee approved the establishment of a new stock option plan under which options will be granted to employees, consultants and advisors of the Company. The 1998 Stock Option Plan (the "1998 Plan") was subsequently approved and adopted by the Board of Directors on March 19, 1998, subject to approval by the Company's stockholders. The 1998 Plan authorizes the grant of options ("Options") to purchase up to 750,000 shares of Common Stock, of which Options to purchase an aggregate of 400,000 shares have been granted subject to stockholder approval of the 1998 Plan. The terms of the 1998 Plan are summarized below. In addition, the full text of the 1998 Plan is set forth in Exhibit A to this Proxy Statement. The following summary is qualified in its entirety by reference to the text of the 1998 Plan.

Summary of the 1998 Plan

         Purpose. The purpose of the 1998 Plan is to advance the best interests of the Company and its stockholders by providing those employees, consultants and advisors of the Company who have substantial responsibility for the management and growth of the Company with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of the Company.

         Effective Date of 1998 Plan. The 1998 Plan became effective as of March 19, 1998, subject to stockholder approval at the Annual Meeting. No Option may be granted pursuant to the 1998 Plan after March 19, 2008.

         Eligibility. The individuals who will be eligible to receive Options will be those employees, consultants and advisors of the Company as the Compensation Committee may determine from time to time. The maximum number of shares subject to Options which may be issued to any person who is granted an Option under the 1998 Plan (an "Optionee") during any period of three consecutive years is 250,000 shares.

         Reserved Shares. The total number of shares of Common Stock with respect to which Options may be granted under the 1998 Plan is 750,000 shares of Common Stock. The shares reserved for issuance upon the exercise of Options may be treasury shares or authorized but unissued shares.

         Administration. To comply with Section 162(m) of the Code, the 1998 Plan will be administered by the Compensation Committee, which will be comprised solely of two or more Directors who are "outside directors" within the meaning of the Treasury Regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). To comply with the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the 1998 Plan provides that the Compensation Committee will be comprised solely of two or more Directors who are "non-employee directors" within the meaning of Rule 16b-3. All questions of interpretation and application of the 1998 Plan and Options will be subject to the determination of the Compensation Committee. The 1998 Plan will be administered in such a manner as to permit the Options granted under it which are designated to be Incentive Options to qualify as Incentive Options. The Compensation Committee has complete authority to construe, interpret and administer provisions of the 1998 Plan, to determine which persons are to be granted

Options,   the  terms  and  conditions  of  Options,   and  to  make  all  other
determinations necessary or deemed advisable in the administration of the 1998 Plan.

         Incentive Options and Nonqualified Options. The 1998 Plan authorizes the grant of "Incentive Options" (any Option granted under the 1998 Plan which is designated as an "Incentive Option" and satisfies the requirements of Section 422 of the Code) and"Nonqualified Options" (any Option granted under the 1998 Plan other than an Incentive Option). To the extent that the aggregate fair market value (determined as of the time an Incentive Option is granted) of the Common Stock with respect to which Incentive Options first become exercisable by an Optionee during any calendar year (under the 1998 Plan and any other incentive stock option plan(s) of the Company or any affiliate) exceeds $100,000, the Incentive Options of such Optionees will be treated as Nonqualified Options. In making this determination, Incentive Options will be taken into account in the order in which they were granted.

         Exercise Price. The 1998 Plan provides that the exercise price at which Common Stock may be purchased under an Option will not be less than 100% of the fair market value of the Common Stock on the date of grant, and provided that the exercise price at which shares of Common Stock may be purchased under an Incentive Option granted to any 10% holder of Common Stock will not be less than 110% of the fair market value of the Common Stock on the date the Incentive Option is granted.

         Exercise of Options and Amount Exercisable. Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Compensation Committee, in its sole discretion, may provide in the written option agreement, as long as the Option is valid and outstanding. The exercise price must be paid in full in cash at the time an Option is exercised or, if permitted by the Compensation Committee, by means of a "cashless exercise" through a broker, by tendering Common Stock already owned by the participant, or any combination of the foregoing. The Compensation Committee will determine the period over which individual Options become exercisable.

         Expiration or Earlier Termination of Options. The 1998 Plan provides that no Option may be exercisable after the expiration of 10 years from the date the Option is granted, and that no Incentive Option granted to a 10% holder of Common Stock shall be exercisable after the expiration of five years from the date the Incentive Option is granted.
Unless otherwise provided by the Compensation Committee:

                  (a) Upon the termination of the employment or engagement of an Optionee by the Company for any reason other than cause, disability, the voluntary retirement of the Optionee in accordance with the Company's retirement policy as then in effect or the death of the
         Optionee: (i) Options granted to such Optionee, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of 90 days after such termination, on which date they shall expire, and (ii) Options granted to such Optionee, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination.

                  (b) Upon the termination of the employment or engagement of an Optionee by the Company on account of the disability, the voluntary retirement of the Optionee in accordance with the Company's retirement policy as then in effect or the death of the Optionee: (i) Options granted to such Optionee, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of one year after such termination, on which date they shall expire, and (ii) Options granted to such Optionee, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination.

                  (c) If an Optionee's employment or engagement is terminated for Cause, all outstanding Options granted to such Optionee shall expire at the commencement of business on the date of such termination.

 Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

         Non-Transferability and No Rights as Stockholder. Options shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution and shall be exercisable, during the Optionee's lifetime, only by him. No Optionee will have any rights as a stockholder with respect to Common Stock covered by any Option held by him until the date a stock certificate is issued for the Common Stock acquired on exercise of an Option.

         Changes in the Company's Capital Structure. In the event of any stock dividend, recapitalization, reorganization, merger, consolidation or other extraordinary event, the Compensation Committee may, to the extent deemed necessary to preserve the benefits under the 1998 Plan, adjust the number and kind of shares which thereafter may be made the subject of Options, the number and kind of shares subject to outstanding Options, and the grant, exercise or conversion price with respect to any of the foregoing and, if deemed appropriate, make provision for cash payments to participants. Subject to certain limitations, the Board of Directors is authorized to amend, suspend or terminate the 1998 Plan to meet any changes in legal requirements or for any other purpose permitted by law.

         Changes of Control. In the event of a change of control of the Company, the Compensation Committee may, in its discretion, at the time an Option is granted or any time thereafter:(i) provide for the acceleration of any time period relating to the exercise of the Option, (ii) provide for the purchase of the Option upon the Optionee's request for an amount of cash or other property that could have been received upon the exercise of the Option had the Option been then currently exercisable, (iii) adjust the terms of the Option in a manner determined by the Compensation Committee to reflect the change of control, (iv) cause the Option to be assumed, or new rights substituted therefore, by another entity, or (v) make such other provisions as the Compensation Committee may consider equitable and in the best interest of the Company.

         Amendment or Termination of the 1998 Plan. The Board of Directors of the Company may amend, terminate or suspend the 1998 Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to maintain the status of any Incentive Option under the Code, the Board may not approve any amendment that would (i) change the aggregate number of shares of Common Stock which may be issued under Incentive Options, (ii) change the class of employees eligible to receive Incentive Options, or (iii) decrease the exercise price for Incentive Options below the fair market value of the Common Stock at the time it is granted, without the approval of the Company's stockholders.

         Tax Withholding. The Company shall be entitled to deduct from other compensation payable to each Optionee any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option. In the alternative, the Company may require the Optionee (or other person exercising the Option) to pay the sum directly to the Company. If the Optionee (or other person exercising the Option) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within ten days after the date of exercise or lapse of restrictions. The Company shall have no obligation upon exercise of any Option until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise is sufficient to cover all sums due with respect to that exercise. The Company shall not be obligated to advise an Optionee of the existence of the tax or the amount which the employer corporation will be required to withhold.

         Tax Treatment of the Optionee. The Optionee will recognize no income upon the grant of an Incentive Option and will generally incur no tax on its exercise, subject to the alternative minimum tax provisions of the Code. If the Optionee holds the stock acquired upon exercise of an Incentive Option (the "Incentive Option Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the Optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the Incentive Option Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the shares.

         The Optionee will not recognize any taxable income at the time a Nonqualified Option is granted. However, upon exercise of a Nonqualified Option, the Optionee will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the amount paid for that stock upon exercise of the Nonqualified Option. The included amount will be treated as ordinary income by the Optionee and will be subject to income tax withholding by the Company (either by payment in cash by the Optionee or withholding from the Optionee's salary). Upon resale of the shares by the Optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

         Tax Treatment of the Company. The Company will be entitled to a deduction in connection with the exercise of a Nonqualified Option by a domestic Optionee to the extent that the Optionee recognizes ordinary income. The Company will be entitled to a deduction in connection with the disposition of Incentive Option Shares only to the extent that the Optionee recognizes ordinary income on a disqualifying disposition of the Incentive Option Shares.

Option Grants under 1998 Plan

         The following table sets forth the number of shares of Common Stock subject to, and the exercise prices of, options granted under the 1998 Plan, which are subject to stockholder approval of the 1998 Plan at the Annual Meeting.

                                                 New Plan Benefits

                                                              Number of                    Exercise Price
                         Name                            Options Granted(2)                  Per Share
David S. Gordon, M.D...................................         80,000                         $3.88
Paul A. Cossum, Ph.D...................................         80,000                         $3.88
Praveen Tyle, Ph.D.....................................         80,000                         $3.88
Terance A. Murnane.....................................         80,000                         $3.88
                                                        --------------
Total(1)...............................................        320,000
                                                        ==============

---------------------------

     (1) No executive officer other than those listed above or other employee has been granted options under the 1998 Plan.

     (2) Except as otherwise indicated, represents options to purchase 80,000 shares of Common Stock granted to certain executive officers other than Dr. Cox on March 19, 1998 at an exercise price of $3.88 per share, which exercise price was equal to the fair market value of the Common Stock on the date of grant. As of April 15, 1998, the closing sales price of the Company's Common Stock was $3.13, as reported by The Nasdaq National Stock Market. The options granted to each individual are subject to the following vesting provisions:

                  (i) Each option vests and becomes exercisable with respect to 10,000 shares of Common Stock if the Common Stock reaches or exceeds the stock price target specified for a given year (based upon the average closing price per share of the Company's Common Stock during any period of 30 consecutive days within that year) until it has vested and become exercisable with respect to an aggregate of 40,000 shares. The stock price targets for the first five years of the options are $10.00 for 1998, $15.00 for 1999, $20.00 for 2000, $30.00 for 2001, and
         $38.00 for 2002;

                  (ii) Each option vests and becomes exercisable with respect to 5,000 shares of Common Stock in each of the years 1998 through 2002 if the optionee achieves personal goals established for that year by the Compensation Committee;

                  (iii) Each option vests and becomes exercisable with respect to 5,000 shares of Common Stock in each of the years 1998 through 2002 if the Company achieves corporate goals established for that year by the Compensation Committee; and

                  (iv) Each option vests and becomes exercisable with respect to all of the shares not theretofore vested on January 18, 2008 (nine years and ten months following the grant date), subject to the optionee's continued employment with the Company.


     The Board of Directors recommends that stockholders vote "FOR" the approval and adoption of the Aronex Pharmaceuticals, Inc. 1998 Stock Option Plan.

                               PROPOSAL NUMBER 3:
           RATIFICATION AND APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of Arthur Andersen LLP as the Company's independent public accountants to make an examination of the accounts of the Company for the fiscal year ending December 31, 1998, subject to ratification by the Company's stockholders. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so. They will also be available to respond to appropriate questions from stockholders attending the Annual Meeting.

     The Board of Directors recommends that stockholders vote "FOR" ratification and approval of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ended December 31, 1998, and Proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee (the "Committee") of the Board of Directors of the Company currently consists of Martin P. Sutter and Gregory F. Zaic, neither of whom are officers or employees of the Company. The Committee is responsible for evaluating the performance of management, determining the compensation for certain executive officers of the Company and administering the Company's Amended and Restated 1989 Stock Option Plan (the "Employee Option Plan") under which grants may be made to employees, consultants and advisors of the Company. The Committee will also administer the 1998 Plan, if it is approved by the Company's stockholders. The Committee has furnished the following report on executive compensation for 1997:

     Under the supervision of the Committee, the Company has developed a compensation policy which is designed to attract and retain key executives responsible for the success of the Company and motivate management to enhance long-term stockholder value. The annual compensation package for executive officers primarily consists of (i) a cash salary which reflects the responsibilities relating to the position and individual performance, (ii)
variable   performance  awards  payable  in  cash  or  stock  and  tied  to  the individual's  or the Company's  achievement  of certain goals or milestones  and
(iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

     In determining the level and composition of compensation of each of the Company's executive officers, the Committee takes into account various qualitative and quantitative indicators of corporate and individual performance. Although no specific target has been established, the Committee generally seeks to set salaries comparable to those of peer group companies. In setting such salaries, the Committee considers its peer group to be certain companies in the biotechnology industry with market capitalizations similar to that of the Company. Such comparative group does not necessarily include the companies comprising the Nasdaq Pharmaceutical Index reflected in the performance graph in this Proxy Statement, which is the industry categorization the Company has been placed in by its investment bankers. Because the Company is still in the development stage, the use of certain traditional performance standards (e.g., profitability and return on equity) is not currently appropriate in evaluating the performance of the Company's executive officers. Consequently, in evaluating the performance of management, the Committee takes into consideration such factors as the Company's achievement of specified milestones or goals in its clinical development programs. In addition, the Committee recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects, demonstrated leadership ability and contributions to the industry and community development. For 1997, the Committee included in its evaluation the significant progress made by the Company, including the continuing advancement of the Company's clinical development of its products.

     Base compensation is established through negotiation between the Company and the executive officer at the time the executive is hired, and then subsequently adjusted when such officer's base compensation is subject to review or reconsideration. While the Company has entered into employment agreements with its executive officers, such agreements provide that base salaries after the initial year will be determined by the Committee after review. When establishing or reviewing base compensation levels for each executive officer, the Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to the Company, strategic goals for which the executive has responsibility, and compensation levels of companies at a comparable stage of development who compete with the Company for business, scientific, and executive talents. No pre-determined weights are given to any one of such factors. The Committee believes that the base salaries for the executive officers generally, and the Chief Executive Officer specifically, for fiscal 1997 were comparable to the Company's peer group companies.

     In addition to each executive officer's base compensation, the Committee may award cash bonuses and/or grant awards under the Company's employee option plans to chosen executive officers depending on the extent to which certain defined personal and corporate performance goals are achieved. Such corporate performance goals are the same as discussed above.

     All employees of the Company, including its executive officers, are eligible to receive long-term stock-based incentive awards under the Company's employee option plans as a means of providing such individuals with a continuing proprietary interest in the Company. Such grants further the mutuality of interest between the Company's employees and its stockholders by providing significant incentives for such employees to achieve and maintain high levels of performance. The Company's employee option plans enhance the Company's ability to attract and retain the services of qualified individuals. Factors considered in determining whether such awards are granted to an executive officer of the Company include the executive's position in the Company, his or her performance and responsibilities, the amount of stock options, if any, currently held by the officer, the vesting schedules of any such options and the executive officer's other compensation. While the Committee does not adhere to any firmly established formulas or schedules for the issuance of awards such as options or restricted stock, the Committee will generally tailor the terms of any such grant to achieve its goal as a long-term incentive award by providing for a vesting schedule encompassing several years or tying the vesting dates to specific corporate or personal milestones.

Compensation of Chief Executive Officer

     Geoffrey F. Cox, Ph.D. became the Company's Chief Executive Officer in November 1997. His base annual salary was set at $300,000 pursuant to his employment agreement with the Company, effective November 3, 1997 (the "Employment Agreement"). In setting this initial base salary for Dr. Cox, the Committee evaluated the compensation package for chief executive officers of peer group biotechnology companies with similar market capitalizations. The Committee expects that when it reevaluates Dr. Cox's base salary level in the future, it will consider a variety of factors, including Dr. Cox's responsibilities, his general background and qualifications, his achievement of various corporate and personal milestones set by the Committee from time to time, and compensation levels for executives in Dr. Cox's position and with his background at peer group companies. The Committee has not attached any particular relative weighting to the foregoing factors (or any other factors which the Committee may also consider in reaching compensation decisions for the Company's executive officers).

     Dr. Cox received a sign-on bonus of $220,000, $110,000 of which was paid to him in cash. He received the remaining $110,000 as a restricted stock award under the Employee Option Plan, and accordingly, received 17,278 shares of Common Stock, which grant was calculated based on the average closing sales price of the Company's Common Stock for the thirty-day period preceding November 3, 1997, $5.44 per share. Under the terms of Dr. Cox's Employment Agreement, these shares were fully vested on the date of grant. The Employment Agreement provides that Dr. Cox is eligible to receive future incentive bonus awards in an amount up to 33% of his base annual salary. The Committee will retain discretion to determine the amount of any future incentive bonus awards to be paid to Dr. Cox, and the Committee expects that it will evaluate a number of factors in reaching this decision, including the Company's strategic goals for which Dr. Cox has responsibility, his other responsibilities, his initiatives and contributions to the Company's achievement of various corporate and strategic goals, and his own achievement of certain personal milestones as determined by the Committee from time to time.

     Dr. Cox was granted a stock option to purchase 500,000 shares of Common Stock at an exercise price of $4.25 per share. This option grant was negotiated by the Company and Dr. Cox as part of the Employment Agreement and the exercise price was the fair market value of the Company's stock specified in the Employment Agreement, which was September 3, 1997 the date of a letter agreement pursuant to which Dr. Cox agreed to enter into employment with the Company. Twenty percent of the underlying shares vested on the date of grant, and as long as he continues in the employ of the Company, Dr. Cox will be vested in 8,333 shares per month for the remaining 80% of the stock option grant. The Committee expects that Dr. Cox will participate in the Employee Option Plan on the same general terms as other participants in the Plan with respect to future stock option grants that he may be granted from time to time, although the amount of shares underlying option grants to Dr. Cox will be potentially larger than for other employees as a result of his position.

     The Employment Agreement also provides that for the next four years, Dr. Cox will be eligible to receive an annual restricted stock grant of 25,000 shares of Common Stock if certain stock price objectives are achieved during such fiscal years. The Employment Agreement contemplates that these shares will be fully-vested on issuance.

     The Company paid its former president, James M. Chubb, Ph.D., $235,000 in annual base salary during 1997. Dr. Chubb's initial base salary was $212,000, which salary was increased to $235,000 in 1996. The Committee based its decision to increase Dr. Chubb's salary on a combination of factors, including Dr. Chubb's responsibilities as the Company's president, the corporate goals for which he had responsibility, his contribution to the achievement of certain corporate and personal milestones, and the base salary paid to presidents of comparable peer group companies.

     Dr. Chubb received a cash bonus of $58,750 for 1997. The amount of Dr. Chubb's 1997 bonus was based on the Company's achievements in advancing the clinical development of its lead products and Dr. Chubb's achievement of personal goals, including the successful recruitment and integration of key new management personnel. During 1997, Dr. Chubb did not receive any stock option or restricted stock grants under the Employee Option Plan. Dr. Chubb left the Company's employ in January 1998. Dr. Chubb's severance agreement obligated the Company to continue to pay Dr. Chubb his base annual salary of $235,000 through January 1999. The Company also agreed to continue certain employee benefits for Dr. Chubb and his dependents through January 1999. The Committee also approved the extension of the vesting period of, and the exercisability period for, all of Dr. Chubb's outstanding stock options as part of his severance package.

     Section 162(m) of the Code, added by the Revenue Reconciliation Act of 1993, places a $1 million cap on the deductible compensation that can be paid to certain executives of publicly-traded corporations. Amounts that qualify as "performance based" compensation under Section 162(m)(4)(c) of the Code are exempt from the cap and do not count toward the $1 million limit. Generally, stock options will qualify as performance based compensation. The Committee has discussed and considered and will continue to evaluate the potential impact of
Section 162(m) on the Company in making compensation determinations, but has not established a set policy with respect to future compensation determinations.

     The foregoing report is given by the following  members of the Compensation
Committee:


                                Martin P. Sutter
                                Gregory F. Zaic

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             EXECUTIVE COMPENSATION

Executive Officers

     Set forth below is certain information concerning the executive officers of the Company, including the business experience of each during the past five years.


                   Name                            Age                        Position with the Company
                   ----                            ---                        -------------------------
Geoffrey F. Cox, Ph.D......................        54         Chairman of the Board of Directors (Class II) and
                                                              Chief Executive Officer
David S. Gordon, M.D.......................        56         Senior Vice President of Medical Affairs and Chief
                                                              Medical Officer
Paul A. Cossum, Ph.D.......................        45         Vice President, Preclinical Development
Praveen Tyle, Ph.D.........................        38         Vice President, Pharmaceutical Development and
                                                              Operations
Janet M. Walter............................        35         Vice President, Marketing and Business Development
Terance A. Murnane.........................        47         Controller and Secretary

     Information regarding the business experience of Dr. Cox is set forth above under the heading "Current and Continuing Directors."

     David S. Gordon, M.D. joined the Company in April 1997 as its Senior Vice President of Medical Affairs and Chief Medical Officer. Dr. Gordon has over 20 years experience in internal medicine, oncology and hematology, clinical research and the pharmaceutical industry. He has held clinical and administrative positions with The Liposome Company and the RW Johnson Pharmaceutical Research Institute of Johnson & Johnson. Prior to positions in the pharmaceutical industry, Dr. Gordon held a number of academic positions, including Professor of Medicine (Hematology & Oncology) at Emory University School of Medicine and Director, Division of Immunology at the Centers for Disease Control, both in Atlanta, Georgia. He serves as a director of Hycor Biomedical, Inc. Dr. Gordon is board certified in Internal Medicine and Medical Oncology. He has published over 100 articles and abstracts in the fields of cancer, infectious disease and immunology.

     Paul A. Cossum, Ph.D. joined Triplex Pharmaceuticals Corporation ("Triplex") as Vice President of Preclinical Development in 1993 and assumed the position of Vice President of Preclinical Development of the Company in September 1995 upon the consummation of the Company's mergers with Triplex and Oncologix, Inc. From 1992 to 1993, he was the Director of Preclinical Development at Isis Pharmaceuticals. While at Isis, he implemented preclinical programs to support the development of Investigational New Drug Applications ("INDs") for two anti-viral oligonucleotide compounds. Prior to his employment at Isis, Dr. Cossum worked in the Department of Pharmacological Sciences at Genentech, Inc., where he participated in the filing of several INDs and New Drug Applications ("NDAs") for certain endocrine, cardiovascular and neurologic therapeutic proteins. He has published widely in the fields of metabolism and toxicology of oligonucleotides, recombinant proteins and conventional drugs.

     Praveen Tyle, Ph.D. joined the Company in February 1997 as its Vice President of Pharmaceutical Development and Operations. Dr. Tyle has more than 14 years of worldwide pharmaceutical industry experience, serving most recently as Senior Director, Pharmaceutical Development at Agouron Pharmaceuticals, Inc., where he was responsible for the development of preclinical and clinical products and their preparation toward commercialization. From 1984 to 1991, Dr. Tyle held product development positions at American Cyanamid Company and Novartis (formerly Sandoz Pharmaceuticals Corporation). Dr. Tyle serves as a member of the Scientific Advisory Board of a French biotechnology company, Biovector Therapeutics, S.A., and is a scientific advisor to Warner Chilcott Laboratories in New Jersey. Dr. Tyle also serves as an adjunct Professor of Pharmaceutical Sciences at the University of Houston. He holds several U.S. patents in the areas of drug development and delivery systems.

     Janet M. Walter joined the Company in August 1997 as Vice President, Marketing and Business Development. Ms. Walter, who has more than ten years of oncology marketing experience, served most recently as Director, Global
                                                       -14-

Marketing at Schering-Plough Pharmaceuticals, Inc. where she was responsible for the worldwide development of INTRON(R)A. She also served as Senior Product Manager for Bristol-Myers Squibb Oncology Division, where she was responsible for the launch of TAXOL(R) in several different markets, and Product Manager at US Bioscience. In addition, Ms. Walter has several years of prior experience in oncology clinical research and field sales.

     Terance A. Murnane joined the Company in May 1990 as its Controller and was appointed Secretary in January 1992. Mr. Murnane was a self-employed accountant from February 1988 until April 1990. From October 1987 to February 1988, he served as the Controller for a privately-held wholesale company. Prior to that time, he spent ten years in the Private Business/Audit Department at KPMG Peat Marwick, an international accounting firm, serving most recently as Senior Manager. Mr. Murnane is a Certified Public Accountant.

Compensation of Executive Officers

     Summary Compensation Table

     The following table provides certain summary information concerning compensation paid or accrued during the last three years to the Company's Chief Executive Officer, to its former President and to each of the other executive officers of the Company, determined as of the end of the last fiscal year, whose annual compensation exceeded $100,000 (the "Named Executive Officers"):

                                                                                          Long-Term
                                                 Annual Compensation                     Compensation
                                                                                  Restricted      Securities
                                                                                     Stock      Underlying         All Other
      Name and Principal Position        Year        Salary          Bonus          Awards        Options (#)    Compensation
-------------------------------------- -------- ---------------- -------------  --------------  -----------------------------
Geoffrey F. Cox, Ph.D.................   1997   $   50,000(1)    $ 110,000(2)    $  93,992(3)     500,000      $     134(4)
   Chief Executive Officer
David S. Gordon, M.D..................   1997   $  146,208(5)    $  28,400             --         125,000      $  21,360(6)
   Senior Vice President of Medical
   Affairs and Chief Medical Officer
Paul A. Cossum, Ph.D..................   1997   $  168,000       $  33,600             --          41,000      $   1,302(8)
   Vice President, Preclinical           1996   $  163,000       $   2,000             --          44,800      $   1,292(8)
   Development                           1995   $   46,667(7)           --             --          20,000      $  17,000(9)
Praveen Tyle, Ph.D....................   1997   $  147,377(10)   $  30,100      $   36,250(11)    125,000      $  77,956(12)
   Vice President, Pharmaceutical
   Development and Operations
Janet M. Walter.......................   1997   $   60,000(13)   $  12,000             --         100,000      $   8,974(14)
   Vice President, Marketing and
   Business Development
James M. Chubb, Ph.D..................   1997   $  235,000       $  58,750                            --       $   8,339(15)
   Former President                      1996   $  221,583       $  10,000             --         208,000      $  32,389(16)
                                         1995   $   61,833(17)          --      $  106,250(18)    125,000      $  42,075(19)

---------------------------

(1) Dr. Cox joined the Company as Chief Executive Officer and Chairman of the Board in November 1997 at an annual base salary of $300,000.
(2)  Represents a cash bonus paid upon commencement of employment.
(3) Represents a stock bonus of 17,278 shares of Common Stock issued upon commencement of employment and recorded at fair market value at the time of issuance.
(4)  Represents taxable life insurance.
(5) Dr. Gordon joined the Company as Senior Vice President of Medical Affairs and Chief Medical Officer in April 1997 at an annual base salary of $213,000.
(6) Represents (i) $6,952 in relocation costs, (ii) $12,250 in housing allowance, (iii) $1,158 in taxable life insurance and (iv) $1,000 in matching contributions to the Company's 401(k) savings plan.
(7) Dr. Cossum joined the Company as Vice President of Preclinical Development in September 1995 at an annual base salary of $160,000. Dr. Cossum's current annual base salary is $168,000.
(8)  Represents  (i) $1,000 in matching
     contributions to the Company's 401(k) savings plan in 1996 and 1997, respectively, and (ii) taxable life insurance of $292 and $302 in 1996 and 1997, respectively.
(9) Represents the forgiveness of a portion of the balance of a loan to Dr. Cossum.
(10) Dr. Tyle joined the Company as Vice
     President of Pharmaceutical Development and Operations in February 1997 at an annual base salary of $168,000. Dr. Tyle's current annual base salary is $176,400.

(11) Represents a stock bonus of 5,000 shares of Common Stock issued upon commencement of employment and recorded at fair market value at the time of issuance.

(12) Represents (i) $46,386 in relocation costs, (ii) $30,397 in estimated federal income taxes relating to such relocation costs, which are reimbursable by the Company in 1998, (iii) $173 in taxable life insurance and (iv) $1,000 in matching contributions to the Company's 401(k) savings plan.
(13) Janet M. Walter joined the Company as Vice President,  Marketing and  Business  Development  in  August  1997 at an  annual  base  salary of
     $160,000.
(14)  Represents  (i) $7,924 in  relocation  costs,  (ii) $50 in taxable life insurance and (iii) $1,000 in matching contributions to the Company's 401(k) savings plan.
(15) Represents (i) $7,339 in taxable life
     and long-term disability insurance and (ii) $1,000 in matching contributions to the Company's 401(k) savings plan.
(16) Represents (i)$25,695 in federal income taxes incurred by Dr. Chubb in connection with the 1996 grant of 25,000 shares of Common Stock that the Company reimbursed in 1997, (ii) $5,694 in taxable life and long-term disability insurance and (iii) $1,000 in matching contributions to the Company's 401(k) savings plan.
(17) Dr. Chubb joined the Company as President in September 1995 at an annual base salary of $212,000.
(18) Represents a stock bonus of 25,000 shares of Common Stock issued upon commencement of employment and recorded at fair market value at the time of issuance.
(19) Represents the estimated amount of federal income taxes incurred by Dr. Chubb in connection with the grant of 25,000 shares of Common Stock that the Company reimbursed in 1996.

     Option Grants in 1997

         The following table provides certain information with respect to options granted to the Chief Executive Officer and to each of the Named Executive Officers during the fiscal year ended December 31, 1997 under the Company's Employee Option Plan:


                                             Individual Grants
                    Number of    Percent of                                               Potential Realizable Value at
                    Securities  Total Options                   Market                       Assumed Annual Rates of
                    Underlying   Granted to     Exercise       Price on                      Stock Price Appreciation
                      Options   Employees in    Price per       Date of     Expiration           for Option Term(1)
       Name         Granted (#)  Fiscal Year      Share          Grant         Date              5%              10%
       ----         -----------  -----------      -----          -----         ----              --              ---
Geoffrey F. Cox      500,000        41.3%     $    4.25     $     4.25      09/03/04     $    865,088     $    1,986,602
David S. Gordon      125,000        10.3%     $    5.13     $     5.13      04/28/04     $    261,053     $      599,486
Paul A. Cossum        31,000         2.6%     $    4.75     $     4.75      05/14/04     $     59,946     $      137,660
                      10,000         0.8%     $    4.75     $     4.75      12/09/04     $     19,337     $       44,406
Praveen Tyle         100,000         8.3%     $    7.25     $     7.25      02/21/04     $    295,148     $      677,782
                      25,000         2.1%     $    4.75     $     4.75      12/09/04     $     48,343     $      111,016
Janet M. Walter      100,000         8.3%     $    4.50     $     4.50      08/18/04     $    183,195     $      420,692
James M. Chubb            --           --            --             --         --                  --                 --

(1) The Securities and Exchange Commission requires disclosure of the potential realizable value or present value of each grant. The disclosure assumes the options will be held for the full seven-year term prior to exercise. Such options may be exercised prior to the end of such seven-year term. The actual value, if any, an executive officer may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised. There can be no assurance that the stock price will appreciate at the rates shown in the table.

     Year-End Option Values

        The following table sets forth certain information regarding (i) the number of shares of Common Stock underlying unexercised options held by the Chief Executive Officer and each Named Executive Officer as of December 31, 1997; (ii) the value, at December 31, 1997, of exercisable and unexercisable "in-the-money" stock options held by the Chief Executive Officer and each Named Executive Officer. Neither the Chief Executive Officer nor any other Named Executive Officer exercised any stock options during the year ended December 31, 1997.



                                       1997 Option Values

                                        Number of Securities            Value of Unexercised
                                       Underlying Unexercised           In-the-Money Options
                                   Options at Fiscal Year-End (#)     at Fiscal Year End ($)(1)


              Name                  Exercisable     Unexercisable    Exercisable   Unexercisable
---------------------------------   ------------  ---------------- -------------- --------------
Geoffrey F. Cox, Ph.D............    149,155           383,345     $       --     $        --
David S. Gordon, M.D.............     42,000            83,000     $       --     $        --
Paul A. Cossum, Ph.D.............     45,306            72,489     $   42,922     $       100
Praveen Tyle, Ph.D...............     49,500            75,500     $       --     $        --
Janet M. Walter..................     35,932            64,068     $       --     $        --
James. M. Chubb, Ph.D............    158,460           199,224     $   99,514     $       548

(1) A stock option is "in-the-money" if the closing market price of the Company's Common Stock exceeds the exercise price of such stock option. The value of "in-the-money" unexercised stock options set forth in the foregoing table represents the difference between the exercise price of such options and the closing sales price of the Company's Common Stock on December 31, 1997, as reported by the Nasdaq Stock Market, $4.25 per share.

Performance Graph

         The following performance graph compares the performance of the Company's Common Stock to the Nasdaq Composite Index and to the Nasdaq Index of Pharmaceutical Companies. The graph covers the period from July 10, 1992 (the date on which the Company's Common Stock was registered under Section 12(g) of the Exchange Act), to December 31, 1997. The graph assumes that the value of the investment in the Company's Common Stock and each index was 100 at July 10, 1992 and that all dividends were reinvested.

[GRAPHIC OMITTED]

                                              12/31/92      12/31/93       12/31/94      12/31/95       12/31/96       12/31/97
Aronex Pharmaceuticals, Inc.                   100.00        57.14          24.29         50.00          53.57          24.29
Nasdaq Composite Index                         100.00       114.79         112.21        158.69         195.18         239.57
Nasdaq Pharmaceutical Index                    100.00        89.13          67.08        122.72         123.08         127.09



         The foregoing stock price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

         There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance.

Employment Agreements

         The Company has entered into employment agreements with Dr. Cox, Dr. Gordon, Dr. Cossum, Dr. Tyle, Ms. Walter and Mr. Murnane which establish their annual base salaries and provide for the payment of such bonus compensation as may be awarded by the Board of Directors and for their participation in all employee benefit plans sponsored by the Company. The employment agreement for Dr. Cox has a primary term ending in 2000, with automatic monthly renewals starting in May 1999 for an on-going eighteen months unless terminated by either party. All other employment agreements are for a one year period and renew automatically for one year periods unless terminated by either party. All agreements provide that if the employee is terminated for any reason other than cause, the Company is obligated to pay to the employee an amount equal to one year's annual base salary and continue the provision of employment benefits for one year following termination.

 401(k) Plan

         The Company maintains a retirement savings plan, effective as amended on January 1, 1991, in which any employee of the Company who has completed one month of employment may elect to participate. The plan is an individual account plan providing for deferred compensation as described in Section 401(k) of the Code and is subject to, and intended to comply with, the Employee Retirement Income Security Act of 1974, as amended. Each eligible employee is permitted to contribute up to 20% of his annual salary up to the applicable statutory maximum prescribed in the Code. The Company may, in its discretion, contribute an amount equal to the employee's contribution, but such Company contribution may not exceed an amount equal to six percent of the employee's compensation. A participant is 50% vested in the accrued benefits derived from the Company's contributions after completion of one year of employment following his election to participate in the plan, and 100% vested in such contributions after completion of two years of employment following such election. Participants may receive hardship loans under the terms of the plan. The plan provides for distributions in the event a participant dies, reaches the age of 65, becomes disabled or terminates his employment prior to the age of 65. The Company made contributions of approximately $45,700 under the 401(k) plan in 1997.


                              CERTAIN TRANSACTIONS

         The Company has a consulting agreement with Gabriel Lopez-Berestein, M.D., whereby the Company is committed to pay annual consulting fees of $156,000 for 1998, 1999 and 2000, one-half of which is payable in cash and one-half of which is payable in shares of restricted Common Stock. The Company paid Dr. Lopez-Berestein $156,000 in cash under a predecessor agreement during the year ended December 31, 1997.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table presents certain information regarding the beneficial ownership of the Company's Common Stock as of February 28, 1998 by
(i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the Company's chief executive officer and each of the other Named Executive Officers and (iv) all directors and executive officers as a group. Except as described below, each of the persons listed in the table has sole voting and investment power with respect to the shares listed.

                                Number of Shares
                                                              of Common Stock                Percentage of Shares
Name                                                          Beneficially Owned             Beneficially Owned

Paragon Associates and Paragon Associates II (1).....           1,351,000                           8.7%
   Joint Venture and the Bradbury Dyer Foundation
   500 Crescent Court, Suite 260
   Dallas, Texas 75201
Hillman Medical Venture Partnerships (2).............           1,187,925                           7.7%
   824 Market Street, Suite 900
   Wilmington, Delaware 19801
Amerindo Investment Advisors, Inc. (3)...............           1,023,750                           6.6%
   One Embarcadero Center, Suite 2300
   San Francisco, California 94111
HealthCare Ventures Partnerships (4).................             977,825                           6.3%
   Twin Towers at Metro Bank
   379 Thornall Street
   Edison, New Jersey 08837
The Allstate Corporation (5).........................             810,962                           5.2%
   2775 Sanders Road
   Northbrook, Illinois 60062
Martin P. Sutter (6).................................             550,883                           3.5%
Geoffrey F. Cox (7)..................................             200,767                           1.3%
Gabriel Lopez-Berestein (8)..........................             142,889                              *
Ronald J. Brenner (9)................................           1,238,013                           8.0%
Gregory F. Zaic (10).................................             445,239                           2.9%
James R. Butler (11).................................              30,500                              *
Paul A. Cossum (12)..................................              57,952                              *
Praveen Tyle (13)....................................              66,081                              *
David S. Gordon (14).................................              57,333                              *
Janet M. Walter (15).................................              41,800                              *
James M. Chubb (16)..................................             278,627                           1.8%
All directors and officers as a group
   (11 persons) (6)-(15).............................           2,860,415                          18.4%

---------------------------

*      Less than one percent.

(1) Consists of 1,331,000 shares beneficially owned by Paragon Associates II Joint Venture ("Paragon JV"), which includes ownership of Paragon Associates and Paragon Associates II, and 20,000 shares owned by the Bradbury Dyer Foundation ("Foundation"). The sole general partner of Paragon Associates and Paragon JV, Bradbury Dyer III, may be deemed to be the beneficial ownership of 1,351,000 shares.
(2) Consists of 141,232 shares owned by Hillman Medical Ventures 1989 L.P., 441,383 shares owned by Hillman Medical Ventures 1990 L.P. and 605,310 shares owned by Hillman Medical Ventures 1991 L.P. (collectively, the "Hillman Medical Venture Partnerships"). The general partners of the Hillman Medical Venture Partnerships are Cashon Biomedical Associates, L.P. and Hillman/Dover Limited Partnership. The general partner of Hillman/Dover Partnership is a wholly-owned subsidiary of The Hillman Company, a firm engaged in diversified investments and operations. The Hillman Company is controlled by Henry L. Hillman, Elsie Hilliard Hillman and C.G. Grefenstette, Trustees of the Henry L. Hillman Trust, which Trustees may be deemed the beneficial owners of the 1,187,925 shares owned by the Hillman Medical Venture Partnerships. Dr. Brenner, a director of the Company, is the managing partner of Cashon Biomedical Associates, L.P., of which the other general partners are Hal S. Broderson, M.D. and Charles G. Hadley. Dr. Brenner, Dr. Broderson and Mr. Hadley may be deemed to beneficially own such shares.

(3) Consists of 1,006,250 shares owned by Amerindo Investment Advisors, Inc. ("Amerindo"), 7,500 shares owned by Amerindo Advisors, Inc. ("Amerindo Panama"), and 10,000 shares owned by Amerindo Investment Advisors Inc. Profit Sharing Trust ("Plan"). The sole shareholders and directors of Amerindo and Amerindo Panama are Alberto W. Vilar and Gary A. Tanaka, each of whom may by deemed to be the beneficial owner of the 1,013,750 shares owned by Amerindo and Amerindo Panama. Mr. Vilar is sole trustee of the Plan and may be deemed to be the beneficial owner of the 10,000 shares owned by the Plan. Based on Schedule 13G, Amendment No. 3, dated February 13, 1998, of Amerindo, Amerindo Panama, the Plan, Mr. Vilar and Mr. Tanaka.
(4) Consists of 255,132 shares owned by HealthCare Ventures I, L.P., 199,391 shares owned by HealthCare Ventures II, L.P., 404,651 shares owned by HealthCare Ventures III, L.P. and 118,651 shares owned by HealthCare Ventures IV, L.P. (collectively, the "HealthCare Venture Partnerships"). James H. Cavanaugh, Ph.D., Harold R. Werner, John W. Littlechild, and William W. Crouse are general partners of each of the HealthCare Venture Partnerships and may be deemed to beneficially own such shares.
(5) Consists of 810,962 shares owned by Allstate Insurance Company, a wholly owned subsidiary of The Allstate Corporation, based on Schedule 13G, Amendment No. 5, dated February 10, 1998, of The Allstate Corporation.
(6) Includes 463,883 shares owned by The Woodlands Venture Fund, L.P. Mr. Sutter is a general partner of The Woodlands Venture Partners, L.P., which is the general partner of The Woodlands Venture Fund, L.P. Mr. Sutter disclaims beneficial ownership of the 463,883 shares owned by The Woodlands Venture Fund, L.P. Also includes 85,750 shares which may be acquired on the exercise of the currently vested portion of stock options.
(7) Includes 182,489 shares that may be acquired on the exercise of stock options. Also includes 17,278 shares owned by Dr. Cox's spouse which may be considered to be beneficially owned.
(8) Includes 65,000 shares that may be acquired on the exercise of stock options. Excludes 19,697 shares held by a relative of Dr. Lopez-Berestein, to which he disclaims beneficial ownership.
(9) Includes 1,187,925 shares owned by the Hillman Medical Venture Partnerships, of which Dr. Brenner is the managing general partner of one of the general partners. Also includes 40,000 shares which may be acquired on the exercise of the currently vested portion of stock options.
(10) Includes 403,539 shares owned by Prince Venture Partners III, L.P. Mr. Zaic is the general partner of Prince Ventures, L.P., which is a general partner of Prince Venture Partners III, L.P. Mr. Zaic disclaims beneficial ownership of the shares held by Prince Venture Partners III, L.P. Also includes 40,000 shares which may be acquired on the exercise of the currently vested portion of stock options.
(11) Includes 25,000 shares that may be acquired on the exercise of currently vested stock options. Also includes 3,000 shares owned through The Butler Living Trust and 2,500 shares owned by the spouse of Mr. Butler which may be considered to be beneficially owned.
(12) Includes 52,287 shares that may be acquired on the exercise of the currently vested portion of stock options. Also includes 1,000 shares owned by two daughters of Dr. Cossum which may be considered to be beneficially owned.
(13) Includes 56,967 shares that may be acquired on the exercise of the currently vested portion of stock options.
(14) Includes 50,500 shares that may be acquired on the exercise of the currently vested portion of stock options. Also includes 3,000 shares owned by Gordon Strategic, Inc. which is wholly owned by Dr. Gordon and 500 shares owned by Dr. Gordon's spouse which may be considered to be beneficially owned.
(15) Represents shares that may be acquired on the exercise of currently vested stock options.
(16) Includes 186,165 shares that may be acquired on the exercise of the currently vested portion of stock options.

                          COMPLIANCE WITH SECTION 16(a)

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms that they file.

     To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company and on written representations by certain reporting persons that no reports on Form 5 were required, the Company believes that during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with in a timely manner, with the exception of late filings on Form 4 covering two transactions by David S. Gordon and on an amended Form 3 by James R. Butler.

                            PROPOSAL OF STOCKHOLDERS

     Any proposal of a stockholder intended to be presented at the next annual meeting must be received at the Company's principal executive offices no later than February 1, 1999, if the proposal is to be considered for inclusion in the Company's Proxy Statement relating to such meeting.

                              FINANCIAL INFORMATION

     A copy of the Company's Annual Report on Form 10-K, including any financial statements and schedules and exhibits thereto, may be obtained without charge by written request to Terance A. Murnane, Controller and Secretary, Aronex
Pharmaceuticals, Inc., 8707 Technology Forest Place, The Woodlands, Texas 77381-1191.


                                             By Order of the Board of Directors



                                             Terance A. Murnane
                                             Secretary


April 30, 1998
The Woodlands, Texas

                                                                       EXHIBIT A
                          ARONEX PHARMACEUTICALS, INC.
                             1998 STOCK OPTION PLAN

                                    ARTICLE I

                                      PLAN

         1.1 PURPOSE. This Plan is a plan for employees and consultants of the Company and its Affiliates and is intended to advance the best interests of the Company, its Affiliates, and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of the Company or any of its Affiliates.

         1.2 EFFECTIVE DATE OF PLAN. This Plan shall be effective March 19, 1998 (the "Effective Date"), if within one year of that date it shall have been approved by at least a majority vote of stockholders voting in person or by proxy at a duly held stockholders' meeting, or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of stockholder approval for this action, the approval by the holders of that percentage, at a duly held meeting of stockholders. No Option shall be granted pursuant to this Plan after March 19, 2008.


                                   ARTICLE II

                                   DEFINITIONS

         The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

         2.1 "AFFILIATE" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         2.2  "BOARD OF DIRECTORS" means the board of directors of the Company.

         2.3 "CAUSE," when used in connection with the termination of an Employee's employment or Consultant's engagement by the Company, means (i) any material failure of the Employee or Consultant to perform his duties under any employment or consulting agreement with the Company (other than any such failure resulting from the Employee or Consultant's incapacity due to Disability), subject to any written notice and opportunity to cure provided for by such employment or consulting agreement, (ii) the Employee or Consultant's gross negligence or willful or intentional wrongdoing or misconduct relating to his employment or engagement by the Company, (iii) a material breach by the Employee or Consultant of any proprietary information, inventions or non-competition agreement between the Employee or Consultant and the Company, (iv) a material breach by the Employee or Consultant of any insider trading, business ethics or similar policy of the Company, or (iv) conviction of the Employee or Consultant of a felony offense or a crime involving moral turpitude.

         2.4      "CHANGE OF CONTROL" means:

                  (i) the acquisition after the Effective Date by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a "Person") of beneficial ownership of 30 percent or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"), provided that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) hereof; or

                  (ii) individuals, who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the Effective Date whose nomination or election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (iii)   consummation   after   the   Effective   Date   of   a
      reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction") unless, in each case, following such Corporate Transaction,
      (A) (1) all or substantially all of the persons who were the beneficial owners of the Outstanding Common Stock immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60 percent of the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction, and (2) all or substantially all of the persons who were the beneficial owners of the Outstanding
      Voting Securities immediately prior to such Corporate Transaction beneficially own directly or indirectly, more than 60 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Outstanding Common Stock and the outstanding Voting Securities immediately prior to such Corporate Transaction, as the case may be, (B) no Person (excluding (1) any corporation resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction and (2) any Person approved by the Incumbent Board) beneficially owns, directly or indirectly, 20 percent or more of the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to such Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Corporate Transaction.

         2.5  "CODE" means the internal Revenue Code of 1986, as amended.

         2.6 "COMMITTEE" means the Compensation Committee of the Board of Directors or such other committee designated by the Board of Directors. The Committee shall be comprised solely of at least two members who are Non-Employee Directors and Outside Directors.

         2.7  "COMPANY"   means  Aronex   Pharmaceuticals,   Inc.,  a  Delaware
     corporation.

         2.8 "CONSULTANT" means a person who is engaged by the Company or any Affiliate to render consulting services and to whom an Option is granted.

         2.9 "DISABILITY" means a physical or mental infirmity which, in the opinion of a physician selected by the Committee, shall prevent the Employee or Consultant from earning a reasonable livelihood with the Company or any Affiliate and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months and which: (a) was not contracted, suffered or incurred while the Employee or Consultant was engaged in, or did not result from having engaged in, a felonious criminal enterprise; (b) did not result from alcoholism or addiction to narcotics; and (c) did not result from an injury incurred while a member of the Armed Forces of the United States for which the Employee or Consultant receives a military pension.

         2.10 "EMPLOYEE" means a person employed by the Company or any Affiliate to whom an Option is granted.

         2.11 "FAIR MARKET VALUE" of the Stock as of any date means (a) the last sale price of the Stock on that date (or, if there was no sale on such date, the next preceding date on which there was such a sale) as reported on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, the last sale price of the Stock on that date (or, if there was no sale on such date, the next preceding date on which there was such a sale) as reported on the Nasdaq Stock Market; or (c) if the Stock is not listed on the Nasdaq Stock Market, the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau Incorporated; or (d) if none of the foregoing is applicable, an amount at the election of the Committee equal to (x) the average between the closing bid and ask prices per share of Stock on the last preceding date on which those prices were reported or (y) an amount as determined by the Committee in its sole discretion.

         2.12 "INCENTIVE OPTION" means an Option granted under this Plan which is designated as an "Incentive Option" and satisfies the requirements of Section 422 of the Code.

         2.13 "NON-EMPLOYEE DIRECTOR" means a "non-employee director" as that term is defined in Rule 16b- 3 under the Securities Exchange Act of 1934, as amended.

         2.14 "NONQUALIFIED OPTION" means an Option granted under this Plan other than an Incentive Option.

         2.15 "OPTION" means either an Incentive Option or a Nonqualified Option granted under this Plan to purchase shares of Stock.

         2.16 "OPTION AGREEMENT" means the written agreement which sets out the terms of an Option.

         2.17 "OPTIONEE" means a person who is granted an Option under this Plan.

         2.18 "OUTSIDE DIRECTOR" means a member of the Board of Directors serving on the Committee who satisfies the criteria of Section 162(m) of the Code.

         2.19 "PLAN" means the Aronex Pharmaceuticals, Inc. 1998 Stock Option Plan, as set out in this document and as it may be amended from time to time.

         2.20 "STOCK" means the common stock of the Company, par value $.001 per share, or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

         2.21 "10% STOCKHOLDER" means an individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.

                                   ARTICLE III

                                   ELIGIBILITY

         The individuals who shall be eligible to receive Incentive Options shall be those key employees of the Company or any of its Affiliates as the Committee shall determine from time to time. The individuals who shall be eligible to receive Nonqualified Options shall be those key employees and consultants of the Company or any of its Affiliates as the Committee shall determine from time to time. No member of the Committee shall be eligible to receive any Option or to receive stock, stock options, or stock appreciation rights under any other plan of the Company or any of its Affiliates, if to do so would cause the individual not to be a Non-Employee Director or an Outside Director. The Board of Directors may designate one or more individuals who shall not be eligible to receive any Option under this Plan or under other similar plans of the Company.


                                   ARTICLE IV

                     GENERAL PROVISIONS RELATING TO OPTIONS

         4.1 AUTHORITY TO GRANT OPTIONS. The Committee may grant to those individuals, as it shall from time to time determine, Options under the terms and conditions of this Plan. Subject only to any applicable limitations set out in this Plan, the number of shares of Stock to be covered by any Option to be granted to an Employee or Consultant of the Company or any of its Affiliates shall be as determined by the Committee.

         4.2 DEDICATED SHARES. The total number of shares of Stock with respect to which Options may be granted under the Plan shall be 750,000 shares of Stock. The shares may be treasury shares or authorized but unissued shares. The total number of shares of Stock with respect to which Incentive Options may be granted under the Plan shall be 750,000 shares. The maximum number of shares subject to Options which may be issued to any Optionee under the Plan during any period of three consecutive years is 250,000 shares. The number of shares stated in this
Section 4.2 shall be subject to adjustment in accordance  with the provisions of
Section 4.5.

         In the event that any outstanding Option shall expire or terminate for any reason or any Option is surrendered, the shares of Stock allocable to the unexercised portion of that Option may again be subject to an Option under the Plan.

         4.3 NON-TRANSFERABILITY. Options shall not be transferable by the Optionee otherwise than (i) by will or under the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order as defined in the Code, in Title I of the Employee Retirement Income Security Act, or in the rules and regulations as may be in effect from time to time thereunder, and shall be exercisable, during the Optionee's lifetime, only by him.

         4.4 REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any Stock under any Option if issuing that Stock would constitute or result in a violation by the Optionee or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Option will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by this Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of an Option is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option and the issuance of shares thereunder, to comply with any law or regulation of any governmental authority.

         4.5 CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation for it in money, services or property then (a) the number, class, and per share price of shares of Stock subject to outstanding Options under this Plan shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class of shares he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved, that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of such class of Stock as the result of the event requiring the adjustment.

         If the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised Options remain outstanding under this Plan, (a) subject to the provisions of clause (c) below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of the Option, to receive, in lieu of shares of Stock, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Stock equal to the number of shares as to which the Option shall be so exercised; (b) the Committee shall waive any limitations set out in or imposed under this Plan so that all Options, from and after a date prior to the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Committee, shall be exercisable in full; and (c) all outstanding Options may be canceled by the Committee as of the effective date of any merger, consolidation, liquidation, sale or other disposition, if (i) notice of cancellation shall be given to each holder of an Option and (ii) each holder of an Option shall have the right to exercise that Option in full (without regard to any limitations set out in or imposed under this Plan or the Option Agreement granting that Option) during a period set by the Committee preceding the effective date of the merger, consolidation, liquidation, sale or other disposition and, if in the event all outstanding Options may not be exercised in full under applicable securities laws without registration of the shares of Stock issuable on exercise of the Options, the Committee may limit the exercise of the Options to the number of shares of Stock, if any, as may be issued without registration. The method of choosing which Options may be exercised, and the number of shares of Stock for which Options may be exercised, shall be solely within the discretion of the Committee.

         The issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Options.

         4.6 CHANGES OF CONTROL. In the event of a Change of Control, the Committee may, in its discretion, at the time an Option is granted or any time thereafter: (i) provide for the acceleration of any time period relating to the exercise of the Option, (ii) provide for the purchase of the Option upon the Optionee's request for an amount of cash or other property that could have been received upon the exercise of the Option had the Option been then currently exercisable, (iii) adjust the terms of the Option in a manner determined by the Committee to reflect the Change of Control, (iv) cause the Option to be assumed, or new rights substituted therefore, by another entity, or (v) make such other provisions as the Committee may consider equitable and in the best interest of the Company.

                                    ARTICLE V

                                     OPTIONS

         5.1 TYPE OF OPTION. The Committee shall specify whether a given Option shall constitute an Incentive Option or a Nonqualified Option.

         5.2 OPTION PRICE. The price at which Stock may be purchased under an Option shall not be less than the greater of: (a) 100% of the Fair Market Value of the shares of Stock on the date the Option is granted or (b) the aggregate par value of the shares of Stock on the date the Option is granted. In the case of any 10% Stockholder, the price at which shares of Stock may be purchased under an Incentive Option shall not be less than 110% of the Fair Market Value of the Stock on the date the Incentive Option is granted.

         5.3 DURATION OF OPTIONS; TERMINATION. No Option shall be exercisable after the expiration of 10 years from the date the Option is granted. In the case of a 10% Stockholder, no Incentive Option shall be exercisable after the expiration of five years from the date the Incentive Option is granted. Unless otherwise provided in the Option Agreement or by the Committee:

                  (a) If the employment or engagement of an Optionee by the Company shall terminate for any reason other than Cause, Disability, the voluntary retirement of the Optionee in accordance with the Company's retirement policy as then in effect or the death of the Optionee: (i) Options granted to such Optionee, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of 90 days after such termination, on which date they shall expire, and (ii) Options granted to such Optionee, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

                  (b) If the employment or engagement of an Optionee by the Company shall terminate on account of the Disability, the voluntary retirement of the Optionee in accordance with the Company's retirement policy as then in effect or the death of the Optionee: (i) Options granted to such Optionee, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of one year after such termination, on which date they shall expire, and (ii) Options granted to such Optionee, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

                  (c)  In  the  event  of  the   termination  of  an  Optionee's
      employment or engagement for Cause, all outstanding Options granted to such Optionee shall expire at the commencement of business on the date of such termination.

         5.4 AMOUNT EXERCISABLE. Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its sole discretion, may provide in the Option Agreement, as long as the Option is valid and outstanding. To the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which Incentive Options first become exercisable by the Optionee during any calendar year (under this Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the Incentive Options shall be treated as Nonqualified Options. In making this determination, Incentive Options shall be taken into account in the order in which they were granted.

         5.5 EXERCISE OF OPTIONS. Each Option shall be exercised by the delivery of written notice to the Company, to the attention of its Secretary, setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with: (a) cash, wire transfer, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of the shares, or (b) if approved by the Committee, Stock at its Fair Market Value on the date of exercise, and/or any other form of payment which is acceptable to the Committee, and specifying the address to which the certificates for the shares are to be mailed. Subject to Sections 4.4 and 8.3, as promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which the Option has been exercised, issued in the

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Optionee's  name. If shares of Stock are used in payment of the exercise  price, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft, or postal or express money order payable to the Company. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Optionee, at the address specified by the Optionee.

         Whenever an Option is exercised by exchanging shares of Stock owned by the Optionee, the Optionee shall deliver to the Company certificates registered in the name of the Optionee representing a number of shares of Stock legally and beneficially owned by the Optionee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition of an Option.

         5.6 SUBSTITUTION OPTIONS. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in this Plan (including, without limitation, the terms and conditions with respect to the price at which Stock may be purchased under an Option) to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

         5.7 NO RIGHTS AS STOCKHOLDER. No Optionee shall have any rights as a stockholder with respect to Stock covered by his Option until the date a stock certificate is issued for the Stock.


                                   ARTICLE VI

                                 ADMINISTRATION

         This Plan shall be administered by the Committee. All questions of interpretation and application of this Plan and Options shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. This Plan shall be administered in such a manner as to permit the Options granted under it which are designated to be Incentive Options to qualify as Incentive Options. In carrying out its authority under this Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

     (a) determine the persons to whom and the time or times at which Options will be made,

     (b) determine the number of shares and the purchase price of Stock covered in each Option, subject to the terms of the Plan,

     (c) determine the terms, provisions and conditions of each Option, which need not be identical,

     (d) accelerate the time at which any outstanding Option may be exercised,

     (e) define the effect, if any, on an Option of the death, disability, retirement, or termination of employment of the Optionee,

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     (f)  prescribe,  amend  and  rescind  rules  and  regulations  relating  to administration of this Plan, and

     (g) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of this Plan.

The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.


                                   ARTICLE VII

                        AMENDMENT OR TERMINATION OF PLAN

         The Board of Directors of the Company may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Stock which may be issued under Incentive Options, (b) change the class of employees eligible to receive Incentive Options, or (c) decrease the exercise price for Incentive Options below the Fair Market Value of the Stock at the time it is granted, shall be made without the approval of the Company's stockholders. Subject to the preceding sentence, the Board shall have the power to make any changes in this Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under this Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential Federal income tax treatment.


                                                    ARTICLE VIII

                                                    MISCELLANEOUS

         8.1 NO ESTABLISHMENT OF A TRUST FUND. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Optionee under this Plan. All Optionees shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under this Plan.

         8.2 NO EMPLOYMENT OBLIGATION. The granting of any Option shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ any Optionee. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option has been granted to him.

         8.3 TAX WITHHOLDING. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Optionee any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option. In the alternative, the Company may require the Optionee (or other person exercising the Option) to pay the sum directly to the employer corporation. If the Optionee (or other person exercising the Option) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within ten days after the date of exercise or lapse of restrictions. The Company shall have no obligation upon exercise of any Option until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise is sufficient to cover all sums due with respect to that exercise. The Company and its Affiliates shall not be obligated to advise an Optionee of the existence of the tax or the amount which the employer corporation will be required to withhold.

         8.4 WRITTEN AGREEMENT. Each Option shall be embodied in a written Option Agreement which shall be subject to the terms and conditions of this Plan and shall be signed by the Optionee and by a member of the Committee and an officer of the Company on behalf of the Committee and the Company. The Option Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of this Plan.

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     8.5  INDEMNIFICATION  OF THE  COMMITTEE  AND THE BOARD OF  DIRECTORS.  With
respect to administration of this Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further action his part to indemnity from the Company for, all expenses (including attorneys' fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board of Directors, whether or not he continues to be a member of the
Committee   and/or  the  Board  of  Directors  at  the  time  of  incurring  the expenses--including, without limitation, matters as to which he shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his duty as a member of the Committee or of the Board of Directors. However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board of Directors in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee or the Board of Directors. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee or the Board of Directors unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board of Directors and shall be in addition to all other rights to which a member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.

         8.6 GENDER. If the context requires, words of one gender when used in this Plan shall include the others and words used in the singular or plural shall include the other.

         8.7 HEADINGS. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of this Plan and shall not be used in construing the terms of this Plan.

         8.8 OTHER COMPENSATION PLANS. The adoption of this Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall this Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate.

         8.9 OTHER OPTIONS. The grant of an Option shall not confer upon an Optionee the right to receive any future or other Options under this Plan, whether or not Options may be granted to similarly situated Optionees, or the right to receive future Options upon the same terms or conditions as previously granted.

         8.10 ARBITRATION OF DISPUTES. Any controversy arising out of or relating to the Plan or an Option Agreement shall be resolved by arbitration conducted pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.

     8.11 GOVERNING LAW. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Delaware.

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